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                                                                    EXHIBIT 2.3

                                AMENDMENT NO. 2
                                       TO
                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT NO. 2 to that certain AGREEMENT AND PLAN OF MERGER dated as of March 4, 1998, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of March 26, 1998 (collectively, the "Merger Agreement"), among Major Realty Corporation, a Delaware corporation (the "Company"), PBD Holdings, L.P., a Delaware limited partnership ("BUYER"), and Pembroke Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Buyer ("MERGER SUBSIDIARY") is made and entered into as of this 14th day of May, 1998, by and among the Company, Buyer an Merger Subsidiary.

         WHEREAS, the Company, Buyer and the Merger Subsidiary have entered into the Merger Agreement and now mutually desire to amend certain provisions thereof in order to accomplish the purposes thereof.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

                  1. Section 9.01 of the Merger Agreement is hereby amended by changing the Termination Date of May 15, 1998, set forth in subparagraph (b)(ii) thereof, to May 19, 1998.

                  2. Except as otherwise provided herein, the Merger Agreement shall remain in full force and effect.

                  3. This Amendment No. 2 may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  4. This Amendment No. 2 shall become effective upon execution by all of the parties hereto, and thereafter any reference to the Merger Agreement shall be deemed to be a reference to the Merger Agreement as amended hereby.


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         IN WITNESS WHEREOF, each of the corporate parties hereto have caused this Amendment to the Merger Agreement to be executed by their respective duly authorized officer or officers as of the day and year first above written.



                                    "BUYER"

                                    PBD HOLDINGS, L.P.

                                    By:  PBD Holdings, Inc., General Partner



                                    By:  /s/ Lawrence J. Cohen
                                       --------------------------------------
                                             Lawrence J. Cohen, President


                                    "MERGER SUBSIDIARY"

                                    PEMBROKE ACQUISITION, INC.


                                    By:  /s/ Lawrence J. Cohen
                                       --------------------------------------
                                             Lawrence J. Cohen, President


                                    MAJOR REALTY CORPORATION



                                    By:  /s/ David L. Treadwell
                                       --------------------------------------
                                             David L. Treadwell, Chairman